Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement of our report dated March 12, 2026, relating to the consolidated financial statements of Rare Earths Americas, Inc. (the Company), which is included in the Company’s Registration Statement on Form S-1 (No. 333-295032).

/s/ BDO USA, P.C.

Philadelphia, Pennsylvania

May 7, 2026